EXHIBIT 10.1

                            SHARE EXCHANGE AGREEMENT


     This SHARE EXCHANGE AGREEMENT (this "Agreement") is made as of the 22nd day of June, 2001, between Spacial Corporation, a Delaware corporation ("Spacial"), Waste Recovery Technology Corporation, a Delaware corporation ("WRT"), James J. Solano, Sr. ("Solano"), the Trust Under Agreement Dated 6/30/89 (the "Trust"; the Trust and Solano, each being sometimes referred to as a "Diluted Shareholder" and collectively as the "Diluted Shareholders"), and each of the other stockholders of WRT listed on the signature page hereto (each individually, a "WRT Shareholder" and collectively the "WRT Shareholders"). The term "WRT Shareholder" or "WRT Shareholders" when used in this Agreement includes the Diluted Shareholders, unless the context requires otherwise or otherwise specifically excluded.

                              W I T N E S S E T H:

     1. The respective Boards of Directors of Spacial and WRT each has determined that it is in the best interests of their respective stockholders for Spacial to acquire WRT through an exchange of shares of voting common stock par value $.001 per share ("Spacial Common Stock") issued by Spacial for all of the issued and outstanding common stock without par value of WRT (as more fully defined in Section 3.1 below, the "WRT Stock"), in an acquisition that constitutes a tax-free transaction meeting the requirements of Section 368
(a)(1)(B) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and will result in WRT becoming a direct wholly owned subsidiary of Spacial upon the terms and conditions set forth herein.

     2. The WRT Shareholders own all of the issued and outstanding WRT Stock and desire to exchange such WRT Stock for Spacial Common Stock.

     3. In order to facilitate the Exchange, as hereinafter defined, and in recognition that the value of the Spacial Common Stock will benefit substantially from a contemplated financing, the Diluted Shareholders have agreed to place an aggregate of 1,000,000 shares of the Spacial Common Stock to be issued to them (the "Escrow Shares") under this Agreement in escrow (the "Escrow").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                   ARTICLE 1.

                               PURCHASE OF SHARES

1.1. Exchange. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing provided for in Section 1.2 hereof, each WRT Shareholder shall sell, assign, transfer, convey and deliver to Spacial, and Spacial shall purchase, all right, title and interest in and to all of such WRT Shareholder's shares of WRT Stock, free and clear of all liens, security interests, charges, encumbrances and rights of others. In consideration for the shares of WRT Stock so acquired by Spacial, Spacial shall issue and deliver 13,160,000 shares of Spacial Common Stock in exchange for 100% of the issued and outstanding capital stock of WRT. The 13,160,000 shares of Spacial Common Stock shall be issued to the WRT shareholders at a ratio of 10,000 shares of Spacial Common Stock, in exchange for each share of WRT Stock transferred to Spacial pursuant to this Agreement, as soon as practicable following the satisfaction or permissible waiver of the conditions set forth in Articles 6, 7 and 8 (the exchange of shares of Spacial Common Stock for shares of WRT Stock being referred to herein as the "Exchange"). An aggregate of 848,536 and 151,464 of the shares of Spacial Common Stock, respectively, that are issued to the Trust and Solano in partial consideration for their WRT Stock, respectively, shall be issued and held in Escrow, in accordance with the Share Escrow Agreement, substantially in the form as attached hereto as Exhibit 6.12 (the "Escrow Agreement"), along with appropriate irrevocable stock powers relating to such Escrow Shares, duly executed by the respective Diluted Shareholder.

1.2. Closing. Consummation of the transactions contemplated by this Agreement (the "Closing"), shall take place at the offices of Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, commencing at 10:00 a.m., local time, as soon as practicable after the last to be fulfilled or waived of the conditions set forth in Articles 6 and 7, or at such other place, time and date as shall be fixed by mutual agreement among Spacial, WRT, and the WRT Shareholders on the day on which the Closing shall occur shall be referred to herein as the "Closing Date." Each party will use its reasonable best efforts to cause to be prepared, executed and delivered the documents to be delivered pursuant to Articles 6 and 7 and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

1.3. Tax Consequences. It is the intention of the parties hereto that no taxable income or gain shall be recognized by any of the holders of WRT Stock, and that the Exchange be deemed as a tax free exchange pursuant to the Code.

                                   ARTICLE 2.

                               EXCHANGE OF SHARES

2.1. Exchange of Shares. Immediately after the satisfaction or permissible waiver of the conditions set forth in Articles 6 and 7 at the Closing, each of the shares of WRT Stock that are sold and tranferred to Spacial pursuant to this Agreement (the "Converted Shares") shall be exchanged for 10,000 (such number being referred to herein as the "Exchange Ratio") shares of Spacial Common Stock, for an aggregate of 13,160,000 shares of Spacial Common Stock in exchange for 1,316 Converted Shares. The WRT Shareholders shall deliver their certificates representing the WRT Stock along with a duly executed irrevocable stock powers to facilitate the Exchange.

2.2. Fractional Shares. No scrip or fractional shares of Spacial Common Stock shall be issued in the Exchange. All fractional shares of Spacial Common Stock to which a WRT Shareholder would otherwise be entitled at the Closing pursuant to this Agreement shall be rounded up to the nearest whole share of Spacial Common Stock.


                                   ARTICLE 3.

                      REPRESENTATIONS AND WARRANTIES OF WRT
                            AND THE WRT SHAREHOLDERS

3.1. Representations and Warranties of WRT. WRT hereby represents and warrants to Spacial that, except as otherwise set forth on the WRT Disclosure Schedule (herein so called) attached hereto:

3.1.1. Organization and Good Standing of WRT. WRT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WRT has no subsidiaries and no equity, profit sharing, participation or other ownership interest (including any general partnership interest) in any corporation, partnership, limited partnership or other entity.

3.1.2. Foreign Qualification. WRT is in the process of applying for authority to transact business as a foreign corporation in the State of New York. WRT is otherwise duly qualified or licensed to do business and is in good standing in every other jurisdiction where the failure so to qualify would have a material adverse effect on (a) the current business, operations, assets, financial condition or prospects of WRT or (b) the validity or enforceability of, or the ability of WRT to perform its obligations under, this Agreement (a "WRT Material Adverse Effect").

3.1.3. Corporate Power and Authority. WRT has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently being conducted. WRT has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by WRT of this Agreement has been duly authorized by all necessary corporate action.

3.1.4. Binding Effect. This Agreement has been duly executed and delivered by WRT and is the legal, valid and binding obligation of WRT enforceable in accordance with its terms, except that:

          (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

          (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

          (c) rights to indemnification may be limited by considerations of public policy.

3.1.5. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the consummation of the Exchange and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of WRT, (ii) any WRT Material Contract (as defined in Section 3.1.10), (iii) any judgment, decree or order of any court or governmental authority or agency to which WRT or by which WRT or any of its respective properties is bound, or (iv) any statute, law, regulation or rule applicable to WRT, including the Delaware General Corporation Law ("Delaware Law"), other than such violations, conflicts, breaches or defaults which would not have a WRT Material Adverse Effect. Except for compliance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to WRT is required in connection with the execution, delivery or performance of this Agreement by WRT or the consummation of the transactions contemplated hereby.

3.1.6.   Capitalization of WRT

          (a) The authorized capital stock of WRT consists of 1,500 shares of WRT Stock. As of the date hereof, there are 1,316 shares of WRT Stock issued and outstanding and the WRT Shareholders own the shares of WRT Stock as set forth on Section 3.1.6 of the WRT Disclosure Schedule.

          (b) All of the issued and outstanding shares of WRT Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights.

          (c) To WRT's knowledge, there are no voting trusts, shareholder agreements or other voting arrangements, capacities, charges, liens or encumbrances on any shares of WRT Stock that have been entered into by the WRT Shareholders.

          (d) There is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating WRT to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, WRT Stock.

3.1.7. Absence of Certain Changes. Since September 30, 2000, WRT has not, except as otherwise set forth herein:

          (a) suffered any adverse change in its business, operations, assets, or financial condition, except as reflected on the WRT Financial Statements (as hereinafter defined in Sub-section

          3.1.8(a) below) and except for such changes that would not result in a WRT Material Adverse Effect;

          (b) suffered any material damage or destruction to or loss of the assets of WRT, whether or not covered by insurance, which property or assets are material to the operations or business of WRT taken as a whole;

          (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

          (d) entered into or terminated any material agreement, commitment or transaction, or agreed to or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

          (e) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

          (f) declared, paid or set aside for payment any dividend or distribution with respect to the WRT Stock;

          (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any shares of WRT Stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

          (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan or pension scheme, other than in the ordinary course of business and consistent with established policies, practices or requirements;

          (i) entered into any employment, consulting or compensation agreement with any person or group, except for agreements which in the aggregate would not have a WRT Material Adverse Effect;

          (j) entered into any collective bargaining agreement or trade union recognition agreement with any person or group;

          (k) entered into, adopted or amended any employee benefit plan or share option scheme or agreement; or

          (l) entered into any agreement to do any of the foregoing.

3.1.8. No Material Undisclosed Liabilities. There are no liabilities or obligations of WRT of any nature, whether absolute, accrued, contingent, or otherwise, other than liabilities and obligations:

          (a) in the aggregate adequately provided for in the Audited WRT Financial Statements (including any related notes thereto) as of September 30, 2000 (the "WRT Financial Statements"),

          (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the WRT Financial Statements,

          (c) incurred since September 30, 2000, in the ordinary course of business,

          (e) incurred in connection with this Agreement, or

          (f) that do not have a WRT Material Adverse Effect.

3.1.9. Tax Returns: Taxes. WRT (a) has duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are correct in all material respects for 1999, and has filed for an extension with respect to year 2000 taxes; (b) has either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and
(c) has made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by WRT with respect to any tax, other than the year 2000 taxes. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against WRT, nor has WRT received notice of any such deficiency, delinquency or default. WRT has no material tax liabilities other than those arising in the ordinary course of business since the date hereof.

3.1.10. Material Contracts. WRT has furnished or made available to Spacial accurate and complete copies or detailed descriptions of the WRT Material Contracts applicable to WRT including, but not limited to, the contract for purchase of realty in Nassau County, New York, the promissory note in the amount of $167,000 to the Trust, and certain other credit agreements as set forth in the WRT Financial Statements. With respect to any WRT Material contract, WRT is not aware of any existing breach, default or event of default by WRT, or event that with notice or lapse of time or both would constitute a breach, default or event of default by WRT, other than breaches, defaults or events of default that would not have a WRT Material Adverse Effect, nor does WRT know of, and WRT has not received notice of, or made a claim with respect to, any breach or default by any other party thereto that would, severally or in the aggregate, have a WRT Material Adverse

Effect. As used herein, the term "WRT Material Contracts" shall mean all (i) employee benefit plans, share option schemes or agreements and employment, consulting or similar contracts, (ii) contracts that involve remaining aggregate payments by WRT in excess of $50,000 or which have a remaining term in excess of two years, (iii) insurance policies, and (iv) all contracts that would, if terminated, have a WRT Material Adverse Effect.

3.1.11. Litigation and Government Claims. There is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against WRT to which its businesses or assets is subject that would, severally or in the aggregate, reasonably be expected to result in a WRT Material Adverse Effect. To the knowledge of WRT, there are no such proceedings threatened or contemplated that would, severally or in the aggregate, have a WRT Material Adverse Effect. WRT is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of WRT, any governmental restriction applicable to WRT that is reasonably likely (i) to have a WRT Material Adverse Effect or (ii) to cause a material limitation on Spacial's ability to own and operate the business of WRT (as it is currently operated) after the Closing.

3.1.12. Compliance With Laws. WRT has all material authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, except for instances that would not have a WRT Material Adverse Effect. WRT has been and is, to the knowledge of WRT, in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business, ownership of assets, employment of labor or use or occupancy of properties or any part thereof are subject, the violation of which would have a WRT Material Adverse Effect.

3.1.13. Employee Benefits Plans. WRT does not currently have in effect any employee pension or profit sharing plans.

3.1.14. Employment Agreements. There are no material employee benefit plans, agreements and arrangements to which WRT is a party, including without limitation (i) severance, employment, consulting or similar contracts, (ii) material agreements and contracts with "change of control" provisions or similar provisions and (iii) indemnification agreements or arrangements with directors or officers.

3.1.15. Intellectual Property. WRT owns or has valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("WRT Intellectual Property") used or held for use in connection with the business of WRT, without any known conflict with the rights of others, except for such conflicts as do not have a WRT Material Adverse Effect. WRT has not received any notice from any other person pertaining to or challenging the right of WRT to use any WRT Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to WRT, except with respect to rights the loss of which, individually or in the aggregate, would not have a WRT Material Adverse Effect. The WRT Intellectual Property represents all of the proprietary rights necessary to operate the respective businesses of WRT.

3.1.16. Title to Properties and Related Matters. WRT has good and marketable title to or valid license or leasehold interests in its properties (other than personal properties sold or otherwise disposed of in the ordinary course of business), and all of such properties and all assets purchased by WRT are free and clear of any lien, claim or encumbrance, except for:

          (a) liens for taxes, assessments or other governmental charges not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

          (b) statutory liens incurred in the ordinary course of business that are not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings;

          (c) landlord liens contained in leases entered into in the ordinary course of business; and

          (d) other liens, claims or encumbrances that, in the aggregate, do not materially subtract from the value of, or materially interfere with, the present use of any real property owned or used by WRT.

All properties and assets material to the present operations of WRT are owned or leased by WRT in the manner and to the extent required by New York law and the generally accepted accounting principles in the United States ("GAAP").

3.1.17. Environmental Matters. Except as set forth in this Agreement or as do not have a WRT Material Adverse Effect, WRT: (i) has obtained all consents or approvals which are required to be obtained under applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice of demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes (the "Environmental Laws") into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by WRT or any of its subsidiaries (or their respective agents); (ii) are in compliance with terms and conditions of such required Approvals; and (iii) have not received notice of any past or present violation of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with Environmental Laws or which would give rise to any common law or statutory liability, or otherwise from the basis of any claim, action, suit or proceeding, against WRT based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste.

3.1.18. Full Disclosure. All documents delivered by or on behalf of WRT in connection with this Agreement and the transactions contemplated hereby, taken as a whole, are true, complete and authentic in all material respects. The representations and warranties made by or on behalf of WRT to Spacial in connection with this Agreement and the Exchange contemplated hereby do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading.

3.2. Representations and Warranties of WRT Shareholders. Each WRT Shareholder hereby severally represents and warrants that, except as otherwise set forth herein:

3.2.1. Ownership. Such WRT Shareholder has good and valid title to the shares of WRT Stock described on Schedule 3.1.6 of the WRT Disclosure Schedule to be sold by such WRT Shareholder hereunder on the Closing Date, free and clear of all liens, encumbrances, equities or claims, and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares will pass to Spacial free and clear of all liens, encumbrances, equities or claims of any nature whatsoever.

3.2.2. Authority. Such WRT Shareholder has full right, power and authority to enter into this Agreement.

3.2.3. Conflicts. The execution, delivery and performance of this Agreement by such WRT Shareholder and the consummation by such WRT Shareholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such WRT Shareholder is a party or by which such WRT Shareholder is bound or to which any of the property or assets of such WRT Shareholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such WRT Shareholder or the property or assets of such WRT Shareholder.

3.2.4. Consents. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over such WRT Shareholder or the property or assets of such WRT Shareholder is required for the execution, delivery and performance of this Agreement by such WRT Shareholder and the consummation by such WRT Shareholder of the transactions contemplated hereby.

3.2.5. Investment Intent. Such WRT Shareholder entering into this Agreement and acquiring the Spacial Common Stock hereunder for its own account and with no present intention of distributing or selling such securities and no one other than such WRT Shareholder has any beneficial interest in its WRT Stock or in such Spacial Common Stock. Such WRT Shareholder understands that the issuance by Spacial of the Spacial Common Stock hereunder has not been registered under the Securities Act by reason of its contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act and that the reliance of Spacial on such exemption from registration is predicated in part on the representations and warranties of the WRT Shareholders set forth herein. Such WRT Shareholder acknowledges that a restrictive legend consistent with the foregoing has been or will be placed on the certificates representing the Spacial Common Stock.

3.2.6. Adequate Information. Each WRT Shareholder represents that it/he/she has received from Spacial and WRT, and has reviewed, such information as such WRT Shareholder considers necessary or appropriate to evaluate the risks and merits of acquiring the Spacial Common Stock pursuant to this Exchange, including this Agreement, the WRT Audited Financial Statements and all registration statements and reports filed by Spacial with the Securities and Exchange Commission (the "SEC") under the Securities Act and the Exchange Act.

3.2.7. Opportunity to Question. Such WRT Shareholder has had the opportunity to question and has questioned, to the extent deemed necessary or appropriate, representatives of Spacial so as to receive answers and verify information obtained in such WRT Shareholder's examination of Spacial, including the information that such WRT Shareholder has received and reviewed as referenced in
Section 3.2.6 hereof in relation to this Agreement.

3.2.8. No Other Representations. No oral or written representations have been made to such WRT Shareholder or by Spacial or any of its representatives, in connection with such WRT Shareholder's acquisition of the Spacial Common Stock herein that were in any way inconsistent with the information reviewed by such WRT Shareholder. Each WRT Shareholder acknowledges that no representations or warranties of any type or description have been made to it by any person with regard to Spacial, WRT, or their respective businesses, properties or prospects or the investment contemplated herein, other than the representations and warranties set forth by Spacial or WRT herein.

3.2.9. Knowledge and Experience. Such WRT Shareholder, individually and/or together with its professional advisors, has evaluated the merits and risks of acquiring the Spacial Common Stock in this Exchange, and has such knowledge and experience in financial, tax and business matters, including substantial experience in evaluating and investing in common stock and other securities (including the common stock and other securities of new and speculative companies), so as to enable such WRT Shareholder to use the information referred to in Section 4.7 hereof and any other information made available by Spacial to such WRT Shareholder in order to evaluate the merits and risks of and investment in the Spacial Common Stock and to make an informed investment decision with respect thereto.

3.2.10. Independent Decision. Such WRT Shareholder is not relying on Spacial, WRT or any legal or other opinion in the materials reviewed by such WRT Shareholder with respect to the financial or tax considerations of such WRT Shareholder relating to its investment in Spacial Common Stock. Such WRT Shareholder has relied solely on the representations, warranties, covenants and agreements of Spacial in this Agreement (including the Exhibits and Schedules hereto) and on its examination and independent investigation in making its decision to acquire Spacial Common Stock.

3.2.11. Risks Relating to Exchange. Such WRT Shareholder recognizes that the acquisition of Spacial Common Stock pursuant to this Agreement involves substantial risks, including loss of the entire amount of such investment. Further, such WRT Shareholder has carefully read and considered the matters set forth herein and has taken full cognizance of and understands all of the risks related to the Exchange.

3.2.12. No General Solicitation/Advertising, etc. Such WRT Shareholder is not executing this Agreement or acquiring the Spacial Common Stock as a result of, or pursuant to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio, or the Internet, or presented at any seminar or meeting.

3.2.13. Pre-Existing Relationship. Such WRT Shareholder (i) has a pre-existing business relationship with Spacial or WRT, or one of their officers, directors or controlling persons and/or (ii) by reason of such WRT Shareholder's business or financial experience or the business or financial experience of such WRT Shareholder's professional advisors who are unaffiliated with, and who are not compensated by, Spacial, WRT or any affiliate of Spacial or WRT, directly or indirectly, can be reasonably assumed to have the capacity to protect such WRT Shareholder's interests in connection with the Exchange.

3.2.14. Accredited Investor; Financial Means. Such WRT Shareholder, with the exception of the Trust, is an Accredited Investor, as defined under Rule 501 of Regulation D of the Securities Act. In addition, such WRT Shareholder has reached the age of majority in the state in which he or she resides, has adequate means of providing for his or her current financial needs and contingencies, is able to bear the substantial economic risks of an investment relating to receipt of the Spacial Common Stock pursuant to the Exchange for an indefinite period of time, has no need for liquidity in such investment, and at the present time could afford a complete loss of such investment.

3.2.15. Finder's or Broker's Commissions. Such WRT Shareholder has not incurred any obligation for any finder's, broker's or agent's fees or commissions in connection with the transactions contemplated hereby.

3.2.16. Resale of the Securities. Each WRT Shareholder agrees not to transfer Spacial Common Stock received herein in violation of the Act or any applicable state securities laws and that it will not sell or otherwise dispose of any Spacial Common Stock unless such sale or other disposition has been registered under the Act or, in the opinion of counsel reasonably satisfactory to Spacial, is exempt from registration under the Act and has been registered or qualified or, in the opinion of such counsel, is exempt from registration or qualification under applicable state securities laws. Additionally, Spacial Common Stock received herein may not be sold, hypothecated or assigned without the written consent of Spacial. Such WRT Shareholder understands that the terms hereof may apply to the WRT Shareholders' heirs and assigns whether permitted or otherwise.

3.2.17. WRT Representations. Based upon such WRT Shareholder's actual knowledge without having conducted an independent inquiry, such WRT Shareholder has no reason to believe that the representations and warranties of WRT contained in Section 3.1 hereof are not materially true and correct and has no knowledge of any material fact, condition or information not disclosed herein that has adversely affected or may adversely affect the business of WRT or would otherwise result in a WRT Material Adverse Effect.

                                   ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES OF SPACIAL

Spacial hereby represents and warrants that, except as otherwise set forth in the Spacial Disclosure Schedule (herein so called) attached hereto:

4.1. Organization and Good Standing. Spacial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Spacial has no subsidiaries and no equity, profit sharing, participation or other ownership interest (including any general partnership interest) in any corporation, partnership, limited partnership or other entity.

4.2. Foreign Qualification. Spacial is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on (a) the current business, operations, assets, financial condition or prospects of Spacial or (b) the validity or enforceability of, or the ability of Spacial to perform its obligations under, this Agreement (a "Spacial Material Adverse Effect").

4.3. Corporate Power and Authority. Spacial has the corporate power and authority and all material licenses and permits to own, lease and operate its properties and assets and to carry on its business as currently being conducted. Spacial has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Exchange. The execution, delivery and performance by Spacial of this Agreement has been duly authorized by all necessary corporate action.

4.4. Binding Effect. This Agreement has been duly executed and delivered by Spacial and is the legal, valid and binding obligation of Spacial, enforceable in accordance with its terms, except that:

          (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

          (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

          (c) rights to indemnification may be limited by considerations of public policy.

4.5. Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the consummation of the Exchange and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Certificate of Incorporation or Bylaws of Spacial, (ii) any Spacial Material Contract (as defined in Section 4.11 below), (iii) any judgment, decree or order of any court or governmental authority or agency to which Spacial is a party or by which Spacial or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to Spacial other than such violations, conflicts, breaches or defaults as would not have a Spacial Material Adverse Effect. Except for compliance with the applicable requirements of the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to Spacial is required in connection with the execution, delivery or performance of this Agreement by Spacial or the consummation of the transactions contemplated hereby.

4.6. Capitalization of Spacial.

          (a) The authorized capital stock of Spacial consists of 40,000,000 shares of Spacial Common Stock, and 5,000,000 shares of serial "blank check" preferred stock, $.001 par value (the "Preferred Stock"). As of the date hereof, there are (i) 2,490,000 shares of Spacial Common Stock outstanding, (ii) no shares of the Preferred Stock outstanding
          (iii) no designated series or class of Preferred Stock; and (iv) an outstanding warrant (the "Warrant") to purchase 51,000 shares (the "Warrant Shares") of Spacial Common Stock at an exercise price of $.255 per share.

          (b) All of the issued and outstanding shares of Spacial Common Stock have been and upon exercise of the Warrant in accordance with its terms, the Warrant Shares will be, duly authorized and validly issued and are (or with respect to the Warrant Shares will be), fully paid, nonassessable and free of preemptive rights.

          (c) To Spacial's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements that have been entered into among the stockholders of Spacial.

          (d) Except as set forth in subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating Spacial to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of Spacial.


4.7. SEC Documents; Parent Financial Statements.

         Spacial has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Act and the Exchange Act, and the respective rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the appropriate act and rules and regulations thereunder. Spacial has furnished or made available to WRT and the WRT Shareholders true and correct copies of all forms, statements, reports and documents filed by Spacial with the SEC since December 1, 1999 ( the "Spacial SEC Documents"). As of their respective filing dates, the Spacial SEC Documents complied in all material respects with the requirements of the Act and the Exchange Act, and the applicable rules and regulations of the Commission thereunder, as the case may be, and none of the Spacial SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Spacial, including the notes thereto, included in the Spacial SEC Documents (the "Spacial Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC rules for such form) and present fairly the consolidated financial position of Spacial at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments which will not be material in amount or significance) and do not include or omit to state any fact which renders Spacial Financial Statements hereunder misleading. There has been no change in Spacial accounting policies except as described in the notes to Spacial Financial Statements.

4.8. Absence of Certain Changes. Spacial has not, since September 30, 2000, except as otherwise set forth on the Spacial Disclosure Schedule:

          (a) suffered any adverse change in its business, operations, assets, or financial condition except for such changes that would not have a Spacial Material Adverse Effect;

          (b) suffered any material damage or destruction to or loss of the assets of Spacial, whether or not covered by insurance, which property or assets are material to the operations or business of Spacial taken as a whole;

          (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

          (d) entered into or terminated any material agreement, commitment or transaction, or agreed to or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

          (e) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

          (f) declared, paid or set aside for payment any dividend or distribution with respect to Spacial's capital stock;

          (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of Spacial's capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

          (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in the ordinary course of business and consistent with established policies, practices or requirements;

          (i) entered into any employment, consulting or compensation agreement with any person or group or agreements which in the aggregate would not have a Spacial Material Adverse Effect;

          (j) entered into any collective bargaining agreement with any person or group;

          (k) entered into, adopted or amended any employee benefit plan; or

          (1) entered into any agreement to do any of the foregoing.

4.9. No Material Undisclosed Liabilities. There are no liabilities or obligations of Spacial of any nature, whether absolute, accrued, contingent, or otherwise, other than:

          (a) in the aggregate as provided for in the balance sheet of Spacial (including any related notes thereto) as of March 31, 2001, as set forth in Spacial's Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 2001 (the "March 31, 2001 Spacial Balance Sheet"),

          (b) incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected on the March 31 2001 Spacial Balance Sheet,

          (c) incurred since March 31, 2001, in the ordinary course of business,

          (e) incurred in connection with this Agreement, or

          (f) that do not have an Spacial Material Adverse Effect.

4.10. Tax Returns; Taxes. Spacial (a) has duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are correct in all material respects; (b) has either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and (c) has made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by Spacial with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against Spacial, nor has Spacial received notice of any such deficiency, delinquency or default. Spacial has no material tax liabilities other than those arising in the ordinary course of business since the date hereof.

4.11. Material Contracts. Spacial has furnished or made available to WRT accurate and complete copies of the Spacial Material Contracts applicable to Spacial There is not under any of the Spacial Material Contracts any existing breach, default or event of default by Spacial nor event that with notice or lapse of time or both would constitute a breach, default or event of default by Spacial other than breaches, defaults or events of default that would not have a Spacial Material Adverse Effect nor does Spacial know of, and Spacial has not received notice of, or made a claim with respect to, any breach or default by any other party thereto that would, severally or in the aggregate, have a Spacial Material Adverse Effect. As used herein, the term "Spacial Material Contracts" shall mean all (i) employee benefit plans, stock option agreements and employment, consulting or similar contracts, (ii) contracts that involve remaining aggregate payments by Spacial in excess of $1,000 or which have a remaining term in excess of one year, (iii) insurance policies and (iv) contracts that, if terminated, would have an Spacial Material Adverse Effect.

4.12. Litigation and Government Claims. There is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against Spacial to which its businesses or assets are subject that would, severally or in the aggregate, reasonably be expected to result in a Spacial Material Adverse Effect. To the knowledge of Spacial, there are no such proceedings threatened or contemplated that would, severally or in the aggregate, have a Spacial Material Adverse Effect. Spacial is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of Spacial, any governmental restriction applicable to Spacial that is reasonably likely to have a Spacial Material Adverse Effect.

4.13. Compliance with Laws. Spacial has all material authorizations approvals, licenses and orders to carry on its businesses as it is now being conducted, to own or hold under lease the properties or assets it owns or holds under lease and to perform all of its obligations under the agreements to which it is a party, except for instances that would not have a Spacial Material Adverse Effect. Spacial has been and is, to the knowledge of Spacial, in compliance with all applicable laws, regulations and administrative orders of any country, state or municipality or any subdivision of any thereof to which its businesses, ownership of assets and its employment of labor or its use or occupancy of properties or any part thereof are subject, the violation of which would have a Spacial Material Adverse Effect.

4.14. Employment Agreements. The Spacial Disclosure Schedule sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which Spacial is a party, including without limitation (i) all severance, employment, consulting or similar contracts, (ii) all material agreements and contracts with "change of control" provisions or similar provisions and (iii) all indemnification agreements or arrangements with directors or officers.

4.15. Intellectual Property. Spacial owns or has valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Spacial Intellectual Property") used or held for use in connection with the business of Spacial, without any known conflict with the rights of others, except for such conflicts as do not have a Spacial Material Adverse Effect. Spacial has not received any notice from any other person pertaining to or challenging the right of Spacial to use any Spacial Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to Spacial, except with respect to rights the loss of which, individually or in the aggregate, would not have a Spacial Material Adverse Effect. The Spacial Intellectual Property represents all of the proprietary rights necessary to operate Spacial's business.

4.16. Title to Properties and Related Matters. Spacial has good and marketable title to or valid leasehold interests in its properties (other than personal properties sold or otherwise disposed of in the ordinary course of business), and all of such properties and all assets purchased by Spacial are free and clear of any lien, claim or encumbrance and except for:

          (a) liens for taxes, assessments or other governmental charges not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

          (b) statutory liens incurred in the ordinary course of business that are not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

          (c) landlord liens contained in leases entered in the ordinary course of business; and

          (d) other liens, claims or encumbrances that, in the aggregate, do not materially subtract from the value of, or materially interfere with, the present use of, any real property owned or used by Spacial

All properties and assets material to the present operations of Spacial are owned or leased by Spacial in the manner and to the extent required by generally accepted accounting principles.


                                   ARTICLE 5.

                        CERTAIN COVENANTS AND AGREEMENTS

5.1. Conduct of Business by WRT From the date hereof to the Closing Date, WRT will, except as required in connection with the Exchange and the other transactions contemplated by this Agreement and except as otherwise disclosed on the WRT Disclosure Schedule or consented to in writing by Spacial:

          (a) carry on its business in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any material agreement, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.1;

          (b) neither change nor amend its Certificate of Incorporation or Bylaws;

          (c) not issue or sell or register the transfer of shares of securities or capital stock of WRT or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the securities of WRT or rights or obligations convertible into or exchangeable for any securities of WRT and not alter the terms of any presently outstanding warrants or options or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of WRT;

          (d) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other securities of WRT and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of WRT or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of WRT or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

          (e) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of securities or assets, any business or entity or any material part of the same;

          (f) use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of WRT, to keep the officers and employees of WRT available to WRT and to preserve the relationships of WRT with suppliers, customers and others having business relations with any of them, except for such instances that would not have a WRT Material Adverse Effect;

          (g) not (i) create, incur or assume any debt or create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person,
          (iii) make any loans or advances to any other person, or (iv) make any capital contributions to, or investments in, any person;

          (h) not (i) enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors, (ii) grant any increase in the compensation of officers or directors, whether now or hereafter payable or (iii) grant any increase in the compensation of any other employees except for compensation increases in the ordinary course of business and consistent with past practice (it being understood by the parties hereto that for the purposes of (ii) and (iii) above increases in compensation shall include any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment);

          (i) not make or incur (other than in the ordinary course of business) any individual capital expenditure in excess of $100,000 or capital expenditures in the aggregate in excess of $200,000 without the prior approval of Spacial (as used herein, "capital expenditure" shall mean all payments in respect of the cost of any fixed asset or improvement or replacement, substitution or addition thereto that has a useful life of more than one year, including those costs arising in connection with the acquisition of such assets by way of increased product or service charges or offset items or in connection with capital leases);

          (j) except in instances that would not have a WRT Material Adverse Effect, perform all of its obligations under all WRT Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a WRT Material Contract other than contracts to provide services entered into in the ordinary course of business; and

          (k) except in instances that would not have a WRT Material Adverse Effect, prepare and file all returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow Spacial, at its request, to review all such returns, reports, filings and amendments at WRT's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

5.2. Conduct of Business by Spacial From the date hereof to the Closing Date, Spacial will, except as required in connection with the Exchange and the other transactions contemplated by this Agreement and except as otherwise disclosed in the Spacial Disclosure Schedule or as consented to in writing by WRT:

          (a) carry on its businesses in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except in the ordinary and regular course of business and not otherwise prohibited under this Section 5.2;

          (b) neither change nor amend its Certificate of Incorporation or Bylaws;

          (c) not issue or sell any securities of Spacial or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the securities of Spacial or rights or obligations convertible into or exchangeable for any securities of Spacial and not alter the terms of any warrants or options, or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of Spacial;

          (d) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of Spacial and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities, or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of Spacial or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

          (e) not acquire or enter into any agreement other than the Merger Agreement to acquire, by merger, consolidation or purchase of securities or assets, any business or entity or any material part thereof;

          (f) use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of Spacial, to keep the officers and employees of Spacial available to Spacial and to preserve the relationships of Spacial with suppliers, customers and others having business relations with any of them, except for such instances that would not have a Spacial Material Adverse Effect;

          (g) not (i) create, incur or assume any debt or create, incur or assume any short-term debt for borrowed money, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, or
          (iii) make any loans or advances to any other person;

          (h) not (i) enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors, (ii) grant any increase in the compensation of officers or directors, whether now or hereafter payable or (iii) grant any increase in the compensation of any other employees except for compensation increases in the ordinary course of business and consistent with past practice (it being understood by the parties hereto that for the purposes of (ii) and (iii) above increases in compensation shall include any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment);

          (i) not make or incur (other than in the ordinary course of business) any individual capital expenditure in excess of $1,500 or capital expenditures in the aggregate in excess of $2,000 without the prior approval of WRT (as used herein, "capital expenditure" shall mean all payments in respect of the cost of any fixed asset or improvement or replacement, substitution or addition thereto which has a useful life of more than one year, including those costs arising in connection with the acquisition of such assets by way of increased product or service charges or offset items or in connection with capital leases);

          (j) except in instances that would not have a Spacial Material Adverse Effect, perform all of its obligations under all Spacial Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Spacial Material Contract other than contracts to provide services entered into in the ordinary course of business; and

          (k) except in instances that would not have a Spacial Material Adverse Effect, prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow WRT, at its request, to review all such returns, reports, filings and amendments at Spacial's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

5.3. Shareholder Covenants. From the date hereof to the Closing Date, each WRT Shareholder covenants and agrees that, except as required in connection with the Exchange and the other transactions contemplated by this Agreement and except as otherwise disclosed in the WRT Shareholder Disclosure Schedule or consented to in writing by Spacial, such WRT Shareholder will not sell, assign, pledge, encumber, or otherwise transfer, or grant any other rights in or option to acquire, any of such WRT Shareholder's WRT Stock or agree to do any of the foregoing.

5.4. Notice of any Material Change. Each party shall, promptly after the first notice or occurrence thereof but not later than the Closing Date, advise the other parties in writing of any event or the existence of any state of facts that (i) would make any of his, her or its representations and warranties in this Agreement untrue in any material respect, (ii) would constitute a breach of any provisions of this Article 5 or (iii) would otherwise constitute either a WRT Material Adverse Effect or a Spacial Material Adverse Effect.


5.5. Filing of Information Statement and Satisfaction of Rule 14f-1. Spacial shall file with the SEC a statement pursuant to Rule 14f-1 of the Exchange Act, which shall have been prepared by Spacial and WRT, and shall send the Statement (the "Statement") to all Spacial shareholders immediately after the Closing, and Spacial and WRT shall use their respective best efforts to obtain effectiveness of such Information Statement should any comments arise from the SEC.

5.6. Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereto shall use all reasonable efforts to perform their obligations herein and to take, or cause to be taken, or do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Exchange and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

          (a) WRT and Spacial shall promptly make their respective filings and submissions and shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to (i) comply with the provisions of the Securities Act, the Exchange Act and Delaware Law, and (ii) obtain any other required approval of any other federal, state or local governmental agency or regulatory body with jurisdiction over the transactions contemplated by this Agreement.

          (b) In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced that questions the validity or legality of the Exchange or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

          (c) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event that occurrence or failure of which would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or that will or may result in the failure to satisfy the Conditions specified in Article 6 or 7 and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

5.7. Boards of Directors of WRT and Spacial.

5.7.1. WRT. The Board of Directors of WRT, immediately before the Closing Date, shall consist of James J. Solano, Sr., Norman A. Ponder, and Joseph R. MacDonald.

5.7.2. Spacial. James A. Prestiano ("Prestiano") shall be the sole member of the Board of Directors of Spacial immediately prior to the Closing.

5.8. Corporate Governance of the Companies After the Exchange. Spacial, the Board of Directors of Spacial, WRT, the WRT Shareholders and the Board of Directors of WRT shall take all actions necessary after the Closing to do the following, including obtaining any necessary approvals of their stockholders at or prior to the Closing:

(a) The Certificate of Incorporation and Bylaws of Spacial, as in effect on the Closing Date, shall continue in full force and effect.

(b) James J. Solano, Sr. shall be appointed as a member of the Board of Directors of Spacial such that James J. Solano, Sr. and James A. Prestiano are the only directors of Spacial. The officers of Spacial immediately after the Closing shall be as follows:

              Name                        Title
              ----                        -----
              James J. Solano, Sr.        President, Chief Executive Officer
              Norman A. Ponder            Executive Vice President
              Joseph R. MacDonald         Chief Operating Officer
                                          Treasurer, Chief Financial Officer

(c) Promptly after expiration of the waiting period under Rule 14f-1 of the Exchange Act, relating to the Rule l4f-1 Statement shall have been satisfied, the Spacial Board shall elect Messrs. Norman A. Ponder and Joseph R. MacDonald as members of the Spacial Board of Directors, and Mr. Prestiano's resignation as a board member shall automatically become effective, in each case, without further action by the board or any party.

                                   ARTICLE 6.

           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE WRT SHAREHOLDERS

Except as may be waived by a WRT Shareholder as to such WRT Shareholder only, the obligations of each WRT Shareholder to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

6.1. Compliance. Spacial shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by Spacial on or before the Closing Date.

6.2. Representations and Warranties. All of the representations and warranties made by Spacial in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2 shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have an Spacial Material Adverse Effect.

6.3. Material Adverse Changes. There shall have occurred no Spacial Material Adverse Effect other than any such change that affects both Spacial and WRT in a substantially similar manner.

6.4. Board Composition. The respective Boards of Directors of Spacial and WRT shall have been set in accordance with Section 5.6.

6.5. Officer's Certificate. Spacial shall have delivered to each WRT Shareholder a Certificate of the President of Spacial, dated the Closing Date, certifying that the conditions specified in Sections 6.1 and 6.2 have been satisfied.

6.6. Secretary's Certificate. Spacial shall have delivered to each WRT stockholder, a certificate of the Secretary of Spacial certifying as to its Certificate of Incorporation, Bylaws, incumbency of officers, and the resolutions attached thereto and any other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the transactions contemplated hereby.

6.7. Spacial Share Certificates. Spacial shall have delivered to each WRT Shareholder one or more certificates representing the shares of Spacial Common Stock to be exchanged for such WRT Shareholder's WRT Stock, along with an opinion of counsel to WRT, that such shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to any pre-emptive rights.

6.8. Exchange by Other Shareholders. Each of the other WRT Shareholders shall have exchanged their shares of WRT Stock for shares of Spacial Common Stock as contemplated by this Agreement.

6.9. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the WRT Shareholders and their counsel, and the WRT Shareholders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6.10. Prestiano Resignation. James Prestiano shall have (i) resigned as an officer of Spacial, (ii) submitted his resignation as a director of Spacial to become effective automatically upon expiration of the waiting period provided for under Rule 14f-1 of the Exchange Act, (iii) returned for cancellation 1,200,000 shares of Spacial Common Stock, leaving Mr. Prestiano with ownership of 800,000 shares of Spacial Common Stock (the "Prestiano Shares"), in exchange for a warrant (the "Prestiano Warrant") to purchase 150,000 shares of Spacial of Common Stock (the "Prestiano Warrant Shares"), (iv) a lock-up agreement relating to all such shares (including the Warrant and Prestiano Warrant Shares) owned by Prestiano as set forth in subsection 6.11, and (v) entered into a Registration Rights Agreement with Spacial relating to such Prestiano Shares and the Prestiano Warrant Shares, entitling Prestiano to one demand registration right after the first underwritten, registered public offering of Spacial Common Stock, and unlimited piggy-back registration rights, until an exemption for resale of such Prestiano Shares is or becomes available under rule l44(k) under the Securities Act.

6.11. Lock-Up Agreements of Prestiano, Ponder, Trust and Solano. Each of Messrs. Prestiano, Ponder and Solano, and the Trust (the "Restricted Shareholders") shall have entered into a lock-up agreement prohibiting the resale of any and all Spacial Common Stock owned by them for a period of six months after the Closing Date and prohibiting the resale of one-half of all such shares and by the Restricted Shareholders for six months thereafter. Furthermore, each Restricted Shareholder shall agree to become further restricted, on a pari pasu basis, should such lock-up be requested by an underwriter as condition to closing of a firm commitment, public offering of Spacial securities, registered under the Securities Act.

6.12. Escrow Agreement. The obligations of Spacial and the WRT Shareholders to effect the Exchange and otherwise consummate the transactions contemplated by this Agreement shall be subject to the execution and delivery of the Share Escrow Agreement at the Closing Date, by Spacial and the Diluted Shareholders with respect to 1,000,000 shares of Spacial Common Stock owned by the Diluted Shareholders.

                                   ARTICLE 7.

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SPACIAL

Except as may be waived by Spacial, the obligations of Spacial to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

7.1. Compliance. WRT and each WRT Shareholder shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by him, her or it on or before the Closing Date.

7.2. Representations and Warranties. All of the representations and warranties made by WRT and each WRT Shareholder in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement; provided, however, that notwithstanding anything herein to the contrary, this
Section 7.2 shall be deemed to have been satisfied even if such representations or warranties are not true and correct, unless the failure of any of the representations or warranties to be so true and correct would have or would be reasonably likely to have a WRT Material Adverse Effect.

7.3. Material Adverse Changes. Except as set forth in this Agreement or on the schedules hereto, there shall have occurred no WRT Material Adverse Effect other than any such change that affects both Spacial and WRT in a substantially similar manner

7.4. WRT Officer's Certificate. WRT shall have delivered to Spacial a Certificate of the President of WRT, dated the Closing Date, certifying that the conditions specified in Sections 7.1 and 7.2 have been satisfied.

7.5. WRT Secretary's Certificate. WRT shall have delivered to Spacial a certificate of the Secretary of WRT certifying as to its Certificate of Incorporation, Bylaws, incumbency, and certain resolutions attached thereto and any other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the transactions contemplated hereby.

7.6. WRT Share Certificates. Each WRT Shareholder shall have delivered to Spacial one or more certificates representing the shares of WRT Stock to be exchanged for Spacial Common Stock.

7.7. Exchange by All WRT Shareholders. All of the WRT Shareholders shall have exchanged their shares of WRT Stock for shares of Spacial Common Stock as contemplated by this Agreement.

7.8. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to Spacial and its counsel, and Spacial and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                   ARTICLE 8.

                                  MISCELLANEOUS

8.1. Termination. Subject to Section 8.3, this Agreement and the transactions contemplated hereby and the provisions herein may be terminated at any time on or before the Closing Date:

          (a) by mutual consent of WRT, Spacial and all of the WRT Shareholders;

          (b) by Spacial or WRT if the transactions contemplated by this Agreement have not been or are incapable of being consummated by June 15, 2001, as extended (the "Termination Date"), unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by him, her or it at or before the Closing Date; provided, that the non-breaching party's cause of action resulting from such failure to perform or to observe the covenants, agreements and conditions hereof shall not be terminated; or

          (c) by WRT, Spacial or any WRT Shareholder if the transactions contemplated hereby violate any non-appealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.


8.2. Entire Agreement. This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

8.3. Survival of Provisions. The representations and warranties of each party contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall not survive the Closing. The covenants and agreements set forth in Sections 3.2, 3.1.6, 5.6, 5.7 and 8.3 shall survive the Closing. The covenants and agreements set forth in Sections 8.3, 8.6 and 8.8 shall survive the termination of this Agreement in accordance with Section 8.1.

8.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

8.5. Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be sent by facsimile transmission, nationally recognized overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

(i) If to WRT or any WRT Shareholder:

                  Waste Recovery Technology Corporation
                  92 Brown Place
                  Bronx, New York 10454
                  Telephone:   (718) 292-1920
                  Fax:   (718) 292-4459
                  Attention: James J. Solano, Sr.

                  with a copy to:

                  Snow Becker Krauss P.C.
                  605 Third Avenue
                  New York, NY 10158
                  Telephone:   (212)687-3860
                  Fax:   (212)949-7052
                  Attention: Jack Becker, Esq.

(ii)     If to Spacial:

                  Spacial Corporation
                  c/o Law Offices of James A. Prestiano
                  317 Madison Avenue, Suite 2310
                  New York, NY 10017

                  Telephone:   212-949-9696
                  Fax:   212-949-6241

with a copy (which shall not constitute notice) to:

                  Jeffer Mangles Butler and Mamaro, LLP
                  2121 Avenue of the Stars, 10th Floor
                  Los Angeles, CA 90067-5010
                  Telephone:   310-203-8080
                  Fax:   310-203-0567
                  Attention: Steven J. Insel, Esq.


Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

8.6. Successors; Assignments. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

8.7. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of New York (except the choice of law rules thereof). Venue of any action brought to enforce or interpret this Agreement shall be commenced and maintained in a federal court sitting in New York County, New York. The parties irrevocably consent to jurisdiction and venue in such courts for such purposes.

8.8. Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

8.9. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

8.10. Enforcement. Each WRT Shareholder acknowledges that, due to the unique nature of his shares of WRT Stock, the breach of this Agreement by such WRT Shareholder will cause Spacial irreparable damage, and therefore, Spacial may enforce its rights under this Agreement by equitable relief, including injunction and specific performance, in addition to other remedies it may have at law or in equity.

8.11. Jurisdiction. The parties hereto hereby consent to the exclusive jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York with respect to any disputes, claims, controversies or other actions or proceedings arising under this Agreement and agree that venue for any such action shall lie in New York County. The parties hereto hereby waive any and all right to commence any action or proceeding before any other court or judicial body or in any other venue with respect to the subject matter hereof.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            SPACIAL CORPORATION


                                            By: /s/ James  A. Prestiano
                                                -------------------------------
                                                James A. Prestiano
                                                Chief Executive Officer


                                            WASTE RECOVERY TECHNOLOGY
                                            CORPORATION


                                            By: /s/ James J. Solano, Sr.
                                                -------------------------------
                                                James J. Solano, Sr., President

                                            STOCKHOLDERS OF
                                            WASTE RECOVERY TECHNOLOGY
                                            CORPORATION

                                            /s/ James J. Solano, Sr.
                                            -----------------------------------
                                            James J. Solano, Sr.


                                            /s/ Norman A. Ponder
                                            -----------------------------------
                                            Norman A. Ponder

                                            James J. Solano, Sr.
                                            -as Attorney-In-Fact- for:
                                            Trust Under Agreement, Dated 6/30/89
                                            Bruce Caputo
                                            Maurice Collins
                                            Michael Emma
                                            Joseph R. MacDonald
                                            Donna Peck
                                            Weir Stewart
                                            David Wiener


                                            By: /s/ James J. Solano, Sr.
                                                -------------------------------
                                                James J. Solano, Sr.
                                                as Attorney-In-Fact

                             WRT DISCLOSURE SCHEDULE
              PURSUANT TO SECTION 3.1.6 OF SHARE EXCHANGE AGREEMENT




                                             Pre-Spacial Merger
     Name                                       No. of Shares
     ----                                    ------------------
     Trust Under Agreement                             1,000.0
         dated 6/30/89
     James J. Solano, Sr.                                178.5
     Norman A. Ponder                                    100.0
     David Wiener                                         10.0
     Joseph R. MacDonald                                  10.0
     Weir Stewart                                          2.5
     Bruce Caputo                                          5.0
     Donna Peck                                            2.5
     Maurice Collins                                       2.5
     Michael Emma                                          5.0
                                                  ============
     Total No. Shares of WRT
     Immediately Prior to
     Spacial Share Exchange.......................    1,316.00